Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Steelcase Inc.
Grand Rapids, Michigan
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (333-84251) constituting a part of this Registration Statement of our report dated June 9, 2005 relating to the financial statements and supplemental schedule of Steelcase Inc. Retirement Plan appearing in this Form 11-K for the year ended February 28, 2005.
BDO Seidman, LLP
Grand Rapids, Michigan
August 26, 2005